                                                                    EXHIBIT 99.1

                      [LOGO OF PRICEWATERHOUSECOOPERS LLP]

                       Report of Independent Accountants

To the Board of Directors and Stockholder of Conseco Finance Corp.

We have examined management's assertion about Conseco Finance Corp. and subsidiaries' (the Company's) compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers exclusive of standards III.3., III.4., III.6., V.3., and V.4. as of and for the year ended December 31, 1999 included in the accompanying management assertion (see Exhibit 1). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1999 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 30, 2000

                                                 [LOGO OF CONSECO FINANCE CORP.]


                                                                       EXHIBIT 1

March 30, 2000

As of and for the year ended December 31, 1999, Conseco Finance Corp. and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) exclusive of standards III.3., III.4., III.6., V.3., and V.4., related to the pooling and servicing agreements associated with the following securitizations:

                                     Leases
                                     ------

Lease 97-1
Lease 98-1

                              Manufactured Housing
                              --------------------

MLMI 88-Q    MLMI 91-I    GTFC 94-5    GTFC 95-10    GTFC 97-2    GTFC 98-6
MLMI 88-X    MLMI 92-B    GTFC 94-6    GTFC 96-1     GTFC 97-3    GTFC 98-7
MLMI 89-B    MLMI 92-D    GTFC 94-7    GTFC 96-2     GTFC 97-4    GTFC 98-8
MLMI 89-D    GTFC 92-1    GTFC 94-8    GTFC 96-3     GTFC 97-5    GTFC 99-1
MLMI 89-F    GTFC 92-2    GTFC 95-1    GTFC 96-4     GTFC 97-6    GTFC 99-2
MLMI 89-H    GTFC 93-1    GTFC 95-2    GTFC 96-5     GTFC 97-7    GTFC 99-3
MLMI 90-B    GTFC 93-2    GTFC 95-3    GTFC 96-6     GTFC 97-8    GTFC 99-4
MLMI 90-D    GTFC 93-3    GTFC 95-4    GTFC 96-7     GTFC 98-1    GTFC 99-5
MLMI 90-G    GTFC 93-4    GTFC 95-5    GTFC 96-8     GTFC 98-2    GTFC 99-6
MLMI 90-I    GTFC 94-1    GTFC 95-6    GTFC 96-9     GTFC 98-3    NIM 94-A
MLMI 91-B    GTFC 94-2    GTFC 95-7    GTFC 96-10    GTFC 98-4    NIM 94-B
MLMI 91-D    GTFC 94-3    GTFC 95-8    GTFC 97-1     GTFC 98-5    NIM 95-A
MLMI 91-G    GTFC 94-4    GTFC 95-9

                          Recreation / Consumer Finance
                          -----------------------------

Rec 96-A     Rec 96-D     Rec 97-C     Rec 98-A      Rec 98-C     Rec 99-B
Rec 96-B     Rec 97-A     Rec 97-D     Rec 98-B      Rec 99-A     Rec Conduit
Rec 96-C     Rec 97-B

                         Home Improvement / Home Equity
                         ------------------------------

HI 92-B      HI 95-B      HI 97-C      HE 96-D       HE 98-A      HE 99-A
HI 92-C      HI 95-C      HI 97-D      HE 96-F       HE 98-A*     HE 99-A*
HI 93-A      HI 95-D      HI 97-E      HE 97-A       HE 98-B      HE 99-B

HI 93-B      HI 95-E      HI 98-B      HE 97-A*      HE 98-B*     HE 99-C
HI 94-A      HI 95-F      HI 98-D      HE 97-B       HE 98-C      HE 99-C*
HI 94-B1     HI 96-A      HI 98-E      HE 97-B*      HE 98-C*     HE 99-D
HI 94-B2     HI 96-B      HI 98-F      HE 97-C       HE 98-D      HE 99-F
HI 94-C1     HI 96-C      HI 99-B      HE 97-C*      HE 98-D*     HE 99-F*
HI 94-C2     HI 96-D      HI Conduit   HE 97-D       HE 98-E      HE 99-G
HI 94-D      HI 96-E      HI 99-E      HE 97-D*      HE 98-E*     HE 99-H
HI 94-E      HI 96-F      HI 99-G      HE 97-E       HE 98-F      HE 99-H*
HI 95-A      HI 97-A      HE 96-C      HE 97-E*      HE Conduit

* = Includes adjustable rate mortgages

The Company is not subject to USAP standards III.3., III.4., V.3., and V.4. as the Company does not maintain escrow accounts on behalf of its customers. Additionally, the Company is not subject to USAP standard III.6. as the Company uses wire transfers or other electronic forms for all disbursements to trustees.

As of and for this same period, the Company had in effect a fidelity bond in the amount of $40,000,000 and an errors and omissions policy in the amount of $10,000,000 per occurrence.



/s/ Bruce Crittenden
-------------------------------------
Bruce Crittenden
Chief Executive Officer



/s/ Phyllis A. Knight
-------------------------------------
Phyllis A. Knight
Senior Vice President and Treasurer



/s/ Scott Young
-------------------------------------
Scott Young
Senior Vice President and Controller